CONFORMED COPY
THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT
AGREEMENT
          This THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”), dated as of November 21, 2008, among PULTE HOMES, INC., a Michigan corporation (the “Borrower”), the Lenders that are identified on the signature pages hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”) and BANK OF AMERICA, N.A., As Syndication Agent (“Syndication Agent”).
RECITALS
          WHEREAS, the Borrower, the Lenders identified on the signature pages hereto, certain other Lenders and Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of June 20, 2007 (as amended by First Amendment to Third Amended and Restated Credit Agreement dated November 21, 2007 and Second Amendment to Third Amended and Restated Credit Agreement dated February 15, 2008 and as it may be further amended, renewed and restated from time to time, the “Credit Agreement”) (all capitalized terms not defined herein shall have the meanings given such terms in the Credit Agreement);
          WHEREAS, the Borrower and the Lenders desire to amend the Credit Agreement for the purposes hereinafter set forth;
          NOW, THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows:
     1. Aggregate Commitment. Effective as of the Third Amendment Effective Date (as hereinafter defined), the Aggregate Commitment is hereby reduced to $1,200,000,000 and Schedule 1.1(a) of the Credit Agreement is amended and restated in its entirety and replaced by Schedule 1.1(a) attached hereto.
     2. Definitions. (a) Effective as of the Third Amendment Effective Date, the following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:
     “Adjusted LIBOR Market Index Rate” means, with respect to an Index Rate Swingline Loan, the sum of (i) the product of (a) the LIBOR Market Index Rate applicable to such Index Rate Swingline Loan and (b) the Statutory Reserve Rate plus (ii) the Applicable Percentage for Eurodollar Loans.
     “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
     “Applicable Percentage” means, for Eurodollar Loans, ABR Loans, Index Rate Swingline Loans, Facility LC Fees and Commitment Fees, the appropriate applicable percentages corresponding to the Debt to Capitalization Ratio, the Senior Debt Rating and (if applicable) the Interest Coverage Ratio of the Borrower as described below:

	Level I	Level II	Level III	Level IV	Level V
Senior Debt Rating	Greater than or equal to BBB/ Baa2	BBB-/Baa3	BB+/ Ba1	BB/Ba2	Less than BB/Ba2 or no Senior Debt Rating
Debt to Capitalization Ratio	Less than or equal to 30%	Greater than 30% but less than or equal to 40%	Greater than 40% but less than or equal to 45%	Greater than 45% but less than or equal to 50%	Greater than 50%
Applicable Percentage for Eurodollar Loans, Index Rate Swingline Loans and Facility LC Fee Rate	1.50%	1.75%	2.00%	2.25%	2.75%
Applicable Percentage for ABR Loans	0.50%	0.75%	1.00%	1.25%	1.75%
Applicable Percentage for Commitment Fees	0.25%	0.275%	0.30%	0.35%	0.40%
Notwithstanding the foregoing, but subject to the next succeeding paragraph, (1) if the Senior Debt Rating is not at the same level as the Debt to Capitalization Ratio, but no more than one level apart, then the pricing shall correspond to the level which causes pricing to be lower; (2) if the Senior Debt Rating is more than one level different from the level applicable to the Debt to Capitalization Ratio, then the pricing shall be one level lower (i.e., lower pricing) than the higher of such two levels; and (3) if at any time either the Moody’s or the S&P rating of the Borrower’s senior unsecured debt is at Level II or better, then pricing shall correspond to the level of such rating or, if both have issued ratings, to the higher of the Moody’s or S&P rating (i.e., lower pricing).

Notwithstanding the foregoing, at any time at which the Interest Coverage Ratio is less than 2.0 to 1.0, the “Applicable Percentage for Eurodollar Loans, ABR Loans, Index Rate Swingline Loans and LC Fees” set forth above shall be increased as follows:

	Less than 2.0 to	Less than 1.5 to
	1.0 but greater	1.0 but greater
	than or equal to	than or equal to
Interest Coverage Ratio	1.5 to 1.0	1.0 to 1.0	Less than 1.0 to 1.0
Increase in Applicable Percentage for Eurodollar Loans, ABR Loans, Index Rate Swingline Loans and Facility LC Fee Rate	0.125%	0.25%	0.375%
The Applicable Percentage shall be determined and adjusted, as necessary, on the date of any change in the Senior Debt Rating of the Borrower or upon receipt of the officer’s certificate required by Section 5.1(c) calculating the then Debt to Capitalization Ratio and Interest Coverage Ratio.
     “Coverage Test Failure Quarter” has the meaning set forth in Section 5.2(c)(ii).
     “Eurodollar”, when used in reference to any Loan or Borrowing, refers to a Loan or the Loans comprising such Borrowing which bear(s) interest at a rate determined by reference to the Adjusted LIBO Rate, except that an ABR Loan or Borrowing shall not be a Eurodollar Loan or Borrowing even if the interest with respect thereto is determined by reference to the Adjusted LIBO Rate.
     “Interest Coverage Test” has the meaning set forth in Section 5.2(c)(i).
     “Maximum Commitment Limit” means One Billion Seven Hundred Fifty Million Dollars ($1,750,000,000).
     “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     (b) Effective as of the Third Amendment Effective Date, clause (a) of the definition of “Borrowing Base” is hereby amended and restated in its entirety as follows:
     (a) 100% of the Credit Parties’ Unrestricted Cash (inclusive of funds in Liquidity Reserve Accounts) in excess of $25,000,000, minus the amount by which the sum of (i) the outstanding balance of all Loans and of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower exceeds (ii) the amount of cash collateral deposited by Borrower pursuant to Section 2.21 and then held by Administrative Agent, provided, however, that the amount determined under this clause (a) shall not be less than zero (0);
     (c) Effective as of the Third Amendment Effective Date, the defined terms “Assessment Rate,” “Base CD Rate,” “Debt to Capitalization Covenant,” “Permitted Debt to Capitalization Ratio” and “Three-Month Secondary CD Rate” are hereby deleted from the Credit Agreement.
     (d) Effective as of the Third Amendment Effective Date, the following defined terms are added to Section 1.1 of the Credit Agreement:
     “Affected Lender” means any Lender that has (a) failed to fund any portion of its Loans or participations in Facility LCs or Swingline Loans within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, Administrative Agent, an Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement, (c) failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Facility LCs and Swingline Loans, (d) otherwise failed to pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
     “Compliance Date” means, with respect to any fiscal quarter, the date on which annual or quarterly financial statements for the period ending on the last day of such fiscal quarter are required to be furnished with respect thereto as set forth in Section 5.1(a) or (b), without regard to whether such financial statements are actually furnished on such date.

     “Liquidity Reserve Account” means a segregated account maintained by the Borrower with a Liquidity Reserve Bank, free and clear of any and all Liens (other than Permitted Liens described in clauses (a) and (j) of the definition of “Permitted Liens”), into which account deposits shall be made as, and may be withdrawn only as, provided in Section 5.2(c).
     “Liquidity Reserve Bank” means, so long as it is a Lender under this Agreement, each of JPMorgan Chase Bank, N.A., and Bank of America, N.A. and (and their respective successors) and any other Lender selected from time to time by the Borrower (subject to the approval of the Administrative Agent, not to be unreasonably withheld).
     “Required Liquidity Reserve Deposit” means an amount, determined as of the last day of a Coverage Test Failure Quarter for the period of four fiscal quarters ending on such date, equal to two (2) times the amount by which (a) interest incurred by the Credit Parties, whether such interest was expensed, capitalized, paid, accrued or scheduled to be paid or accrued, exceeds (b) interest income of the Credit Parties (such amount being the same amount provided for in clause (b) of the definition of “Interest Coverage Ratio”).
     “Third Amendment Effective Date” has the meaning provided in Paragraph 11 of the Third Amendment to the Agreement.
     3. Interest on Swingline Loans. Effective as of the Third Amendment Effective Date, Section 2.4(d) is hereby amended and restated in its entirety as follows:
     (d) Interest on Swingline Loans. Subject to the provisions of Section 2.13, each Swingline Loan shall bear interest at a per annum rate equal to (i) the Alternate Base Rate, plus the Applicable Percentage for ABR Loans or (ii) the Adjusted LIBOR Market Index Rate, as applicable.
     4. Cash Collateralization. Effective as of the Third Amendment Effective Date, Section 2.6(j) is hereby amended and restated in its entirety as follows:
     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 66-2/3% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this subsection, or if required pursuant to Section 2.9(d), 2.20(a) or 2.21, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “Facility LC Collateral Account”), an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon (or, (i) in the case of a deposit required pursuant to Section 2.9(d) or 2.20(a), the amount required to be deposited thereunder or (ii) in the case of Section 2.21, the amount of the Affected Lender’s LC Exposure); provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.1(f). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Credit Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Facility LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest; provided, however, that as long as there exists no Event of Default, Administrative Agent will not unreasonably withhold its approval of the Borrower’s request to invest such deposits in a manner customary for similar accounts. Interest or profits, if any, on such investments shall accumulate in such Facility LC Collateral Account. Moneys in such Facility LC Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the Reimbursement Obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 66-2/3% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Credit Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral pursuant to Section 2.9(d), such amount shall be returned to the Borrower from time to time to the extent that such amount deposited shall exceed the amount by which (i) the aggregate Revolving Credit Exposure exceeds (ii) the Aggregate Commitment. If the Borrower is required to provide an amount of cash collateral pursuant to Section 2.20(a), such amount shall be returned to the Borrower from time to time to the extent the amount deposited shall exceed the LC Exposure. If the Borrower is required to provide an amount of cash collateral pursuant to Section 2.21, such amount shall be returned to the Borrower from time to time to the extent the amount deposited shall exceed the Affected Lender’s LC Exposure or if such Lender ceases to be an Affected Lender.
     5. Reduction of Commitments. Effective as of the Third Amendment Effective Date, the following new paragraph (d) is hereby added at the end of Section 2.9 of the Credit Agreement:
     (d) In the event that the Tangible Net Worth of the Borrower determined as of the last day of any fiscal quarter is less than $2,250,000,000, then, effective as of the fifth (5th) day following the Compliance Date for such fiscal quarter, the Aggregate Commitment shall be permanently reduced to $1,000,000,000 (subject to increase thereafter pursuant to the provisions of Section 2.5). Such reduction of the Aggregate Commitment shall reduce the Commitments of the Lenders ratably. If the aggregate Revolving Credit Exposure exceeds the Aggregate Commitment as so reduced, the Borrower shall, on or before such Compliance Date, (i) repay outstanding Loans to the extent necessary to reduce the aggregate Revolving Credit Exposure to the amount of the Aggregate Commitment and (ii) if the aggregate Revolving Credit Exposure upon such repayment would exceed the Aggregate Commitment, pay to the Administrative Agent an amount equal to the amount by which the aggregate Revolving Credit Exposure (following the repayment under clause (i) above) exceeds the Aggregate Commitment, which payment under this clause (ii) shall be held in a Facility LC Collateral Account in accordance with and subject to the terms of Section 2.6(j).
     6. Interest on ABR Loans. Effective as of the Third Amendment Effective Date, Section 2.13(a) is hereby amended and restated in its entirety as follows:
     (a) The Revolving Loans comprising each ABR Borrowing and ABR Swingline Loans shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage for ABR Loans.
     7. Officer’s Certificate. Effective as of the Third Amendment Effective Date, Section 5.1(c)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(ii) calculating the Interest Coverage Ratio of the Borrower and its Subsidiaries for the twelve month period ending on the date of such financial statements (and, if the Interest Coverage Test is not satisfied as of such date, such certificate shall (A) include a calculation of the Required Liquidity Reserve Deposit, (B) demonstrate compliance with the terms of Section 5.2(c)(i) and (C) identify each Liquidity Reserve Account and the amount on deposit therein as of the date of such certificate),
     8. Financial Covenants. Effective as of the Third Amendment Effective Date, Section 5.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     (a) Debt to Capitalization Ratio. As of the last day of each fiscal quarter of the Borrower (beginning with the fiscal quarter ended December 31, 2008), the Debt to Capitalization Ratio shall be less than or equal to 55%.
     (b) Tangible Net Worth. As of the last day of each fiscal quarter of the Borrower (beginning with the fiscal quarter ended December 31, 2008), Tangible Net Worth shall be greater than or equal to the following: the sum of (i) $2,000,000,000, plus (ii) 50% of the cumulative Net Income of the Borrower and its Subsidiaries (without deduction for losses and excluding the effect of any decrease in any Deferred Tax Valuation Allowance) earned for each completed fiscal quarter subsequent to September 30, 2008 to the date of determination, plus (iii) the amount of any reduction or reversal in Deferred Tax Valuation Allowance for each completed fiscal quarter subsequent to September 30, 2008.
     (c) Interest Coverage Ratio.

     (i) As of the last day of each fiscal quarter of the Borrower (commencing with the fiscal quarter ended September 30, 2008), the Interest Coverage Ratio, determined as of the last day of each such fiscal quarter, for the four-quarter period ending on such date, shall be greater than or equal to 2.0 to 1.0 (the “Interest Coverage Test”) , subject to the provisions of Section 5.2(c)(v) below.
     (ii) If at the end of any fiscal quarter, the Borrower shall fail to satisfy the Interest Coverage Test (each such fiscal quarter, a “Coverage Test Failure Quarter”), the Borrower shall, not later than the Compliance Date for such quarter (or, in the case of the fiscal quarter ended September 30, 2008, not later than the Third Amendment Effective Date), deposit in one or more Liquidity Reserve Accounts with one or more of the Liquidity Reserve Banks (as selected by the Borrower) an amount equal to the Required Liquidity Reserve Deposit determined as of the last day of such Coverage Test Failure Quarter, less the aggregate amount (if any) held in all Liquidity Reserve Accounts immediately prior to such deposit. Amounts deposited in Liquidity Reserve Accounts shall be maintained in and may not be withdrawn from such Liquidity Reserve Accounts except as provided in Sections 5.2(c)(iii) or (iv). If any financial statements or compliance certificate required to be furnished under Section 5.1 is not delivered or the deposit required to be made in the Liquidity Reserve Accounts is not deposited on or before the applicable Compliance Date, the aggregate amount required to be deposited and maintained in the Liquidity Reserve Accounts shall be increased by two percent (2%) over the amount that would otherwise have been required to be maintained. If at any time it is determined that any financial statements or compliance certificate furnished by the Borrower contained an error that resulted in the stated amount of the Required Liquidity Reserve Deposit for the most recent Coverage Test Failure Quarter being less than the correct amount thereof, the Borrower shall promptly deliver to Administrative Agent corrected financial statements and a corrected compliance certificate and promptly deposit in the Liquidity Reserve Accounts the amount by which the corrected Required Liquidity Reserve Deposit exceeds the actual amount in the Liquidity Reserve Accounts.
     (iii) If as of the last day of a Coverage Test Failure Quarter, the aggregate amount held in all Liquidity Reserve Accounts exceeds the Required Liquidity Reserve Deposit determined for such fiscal quarter and Borrower shall have furnished the financial statements and compliance certificate required to be furnished under Section 5.1 with respect to such fiscal quarter evidencing the same and provided no Default or Event of Default has occurred and is continuing, the Borrower may at any time prior to the Compliance Date for the fiscal quarter next succeeding such Coverage Test Failure Quarter, withdraw from the Liquidity Reserve Accounts an aggregate amount equal to such excess. If the Borrower shall satisfy the Interest Coverage Test as of the last day of any fiscal quarter for the four-quarter period ending on such day and shall have furnished the financial statements and compliance certificate required to be furnished under Section 5.1 with respect to such fiscal quarter evidencing the same and provided no Default or

Event of Default has occurred and is continuing, the Borrower may withdraw any and all funds from the Liquidity Reserve Accounts and shall not thereafter be required to maintain any Liquidity Reserve Accounts unless and until thereafter required pursuant to the provisions of Section 5.2(c)(ii) above.
     (iv) If at any time any Liquidity Reserve Bank ceases to be a Lender under this Agreement, all funds held by such Liquidity Reserve Bank in a Liquidity Reserve Account shall be promptly transferred to another Liquidity Reserve Account held by another Liquidity Reserve Bank (as designated by the Borrower or, in the absence of such designation, as designated by the Administrative Agent).
     (v) The Borrower’s satisfaction of the Interest Coverage Test shall be measured on a quarterly basis based on the financial statements delivered to Administrative Agent pursuant to Section 5.1. A failure to satisfy the Interest Coverage Test alone shall not constitute a Default or an Event of Default unless the Required Liquidity Reserve Deposit is not made and maintained as herein required.
The covenants set forth in Section 5.2 of the Credit Agreement as they existed immediately prior to the Third Amendment Effective Date shall apply as of September 30, 2008.
     9. Affected Lender. The following new Section 2.21 is added to the Credit Agreement:
     Section 2.21 Affected Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes an Affected Lender, then the following provisions shall apply for so long as such Lender is an Affected Lender:
     (a) subject to the provisions of Section 2.21(c), if any Swingline Loan is outstanding or LC Exposure exists at the time a Lender is an Affected Lender, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (i) prepay such Swingline Loan or deposit with the Swingline Lender cash collateral in the amount of the Affected Lender’s Pro Rata Share of such Swingline Loan and (ii) cash collateralize such Affected Lender’s LC Exposure in accordance with Section 2.6(j) for so long as such LC Exposure is outstanding;
     (b) subject to the provisions of Section 2.21(c), the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Facility LC unless cash collateral has been provided by the Borrower in accordance with Section 2.21(a); and
     (c) notwithstanding the provisions of Sections 2.21(a) and (b), if within one (1) Business Day following Administrative Agent’s notice under Section 2.21(a) Borrower shall by notice to Administrative Agent advise Administrative Agent that Borrower intends to effect the assignment by such Affected Lender of all of its right, title and interest under this Agreement to a

Person that is not an Affected Lender (subject to and in accordance with the provisions of Section 9.4), the date by which Borrower shall be required to comply with the provisions of Sections 2.21(a) and (b) shall be extended to the 45th day after the date of Administrative Agent’s notice; provided, however, that such extension shall not extend the date by which Borrower is obligated to repay Swingline Loans or cash collateralize Facility LCs pursuant to any other provisions of this Agreement. An Affected Lender shall not be obligated to assign its interest under this Agreement except to the extent that the provisions of Section 2.19(b) require an assignment.
     10. Assignments. The period at the end of Section 9.4(b)(i)(B) of the Credit Agreement is hereby deleted and replaced by “; and” and the following new clause (C) is inserted thereafter:
     (C) each Issuing Bank, provided that no consent of an Issuing Bank shall be required for an assignment of any Revolving Commitment to an assignee that is a Lender or an Affiliate of a Lender immediately prior to giving effect to such assignment.
     11. Conditions Precedent. This Amendment shall be effective as of the date (“Third Amendment Effective Date”) upon which the following conditions are satisfied:
     (a) The Administrative Agent shall have received from the Borrower and the Required Lenders a counterpart of this Amendment signed on behalf of each such party.
     (b) The Administrative Agent shall have received from the Guarantors the Consent and Agreement substantially in the form attached hereto as Exhibit A.
     (c) The Borrower shall have deposited into one or more Liquidity Reserve Accounts an amount at least equal to the Required Liquidity Reserve Deposit determined as of the last day of the fiscal quarter ended September 30, 2008 and shall have furnished to Administrative Agent a certificate confirming the same and identifying the amounts on deposit in each Liquidity Reserve Account.
     (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization or formation, existence and good standing of the Borrower, the authorization of this Amendment and any other legal matters relating to the Borrower, the Agreement or this Amendment, all in form and substance satisfactory to the Administrative Agent and its counsel.
     (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Third Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
          The Administrative Agent shall notify the Borrower and the Lenders of the Third Amendment Effective Date, and such notice shall be conclusive and binding.

     12. Representations and Warranties. The Borrower hereby represents and warrants that as of the date hereof:
     (a) The representations and warranties of the Borrower and the other Credit Parties in the Credit Agreement and the other Credit Documents are true and correct in all material respects.
     (b) There exists no Default or Event of Default.
     13. Release of Lenders. The Borrower hereby releases and forever discharges the Lenders, Administrative Agent, Issuing Banks and each of their past, present and future parent corporations, subsidiaries, affiliates and divisions, and their past, present and future shareholders, directors, officers, employees, attorneys, agents, investigators, and insurers, and the heirs, administrators, executors, legal representatives, trustees, successors and assigns of each of the foregoing, of and from any and all claims of any kind or character whatsoever, whether now known or hereafter discovered, absolute or contingent, direct or indirect, arising out of any act, event or occurrence of any sort whatsoever occurring on or prior to the date of this Amendment; provided, however, that the Borrower does not hereby release the obligations of the Lenders, Administrative Agent or any Issuing Bank under any of the Credit Documents (including this Amendment) arising on or after the date of this Amendment. The Borrower shall forever refrain and forebear from commencing or prosecuting any lawsuit or other proceeding against the Lenders, Administrative Agent and Issuing Banks based upon, arising out of or connected with any of the claims released by this Amendment.
     14. Ratification. The Credit Agreement, as amended hereby, is hereby ratified and remains in full force and effect.
     15. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement and any of the parties hereto may execute this Amendment by signing any such counterpart.
     16. Choice of Law. This Amendment and the other Credit Documents shall be construed in accordance with the internal laws (but without regard to the conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law ) of the State of New York, but giving effect to federal laws applicable to national banks.

          IN WITNESS WHEREOF, the Borrower and the undersigned Lenders have caused this Amendment to be duly executed as of the date first above written.

Borrower: PULTE HOMES, INC.
By:	/s/ Bruce E. Robinson
Vice President and Treasurer

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

Lenders: JPMORGAN CHASE BANK, N.A., As Lender and Administrative Agent
By:	/s/ Kimberly Turner
Executive Director

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

CITICORP NORTH AMERICA, INC.
By:	/s/ Marni McManus
Director

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

BANK OF AMERICA, N.A.
By:	/s/ Eyal Namordi
Senior Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

BARCLAYS BANK PLC
By:	/s/ Nicholas A. Bell
Director

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

BNP PARIBAS
By:	/s/ Melissa Balley
Vice-President

By:	/s/ Michael Kowalczuk
Vice-President

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

CALYON NEW YORK BRANCH
By:	/s/ Robert Smith
Managing Director

By:	/s/ David Cagle
Managing Director

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

COMERICA BANK
By:	/s/ Charles Weddell
Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	/s/ Omayra Laucella
Vice President

By:	/s/ Evelyn Thierry
Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

THE ROYAL BANK OF SCOTLAND PLC
By:	/s/ William McGinty
Senior Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

SUNTRUST BANK
By:	/s/ W. John Wendler
Senior Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

UBS LOAN FINANCE LLC
By:	/s/ Irja R. Otsa
Associate Director

By:	/s/ Mary E. Evans
Associate Director

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Nathan R. Rantala
Director

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

MERRILL LYNCH BANK USA
By:	/s/ Louis Alder
First Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By:	/s/ Victor Pierzchalski
Authorized Signatory

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

GUARANTY BANK
By:	/s/ Dan Killian
Senior Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

LLOYDS TSB BANK PLC
By:	/s/ Nicholas J. Bruce
Vice President & Manager

By:	/s/ Jonathan Smith
Assistant Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

MIZUHO CORPORATE BANK, LTD.
By:	/s/ Noel P. Purcell
Authorized Signatory

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Luis Donoso
Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

NATIXIS (f/k/a NATEXIS BANQUES POPULAIRES)
By:	/s/ Marie-Edith Dugeny
Managing Director

By:	/s/ Timothee Delpont
Associate

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.
JPMorgan Chase Bank, N.A. is the purchaser of the loan referenced above from the Federal Deposit Insurance Corporation acting as receiver for Washington Mutual Bank, formerly known as Washington Mutual Bank, F.A. and is the successor owner of the loan.

JPMorgan Chase Bank, N.A.
By:	/s/ Gary Handcox
First Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

FIFTH THIRD BANK, a Michigan Banking Corporation
By:	/s/ Brian Jelinski
Assistant Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

REGIONS BANK
By:	/s/ Daniel McClurkin
Assistant Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

CITY NATIONAL BANK
By:	/s/ Xavier Barrera
Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

COMPASS BANK, an Alabama banking corporation
By:	/s/ Chad Mantei
Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

TD BANK, NA
By:	/s/ Robert E. Delany
Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

BANK OF HAWAII, a Hawaii corporation
By:	/s/ Brian H. Uemori
Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

CALIFORNIA BANK & TRUST, a California Banking Corporation
By:	/s/ Stephanie Lantz
Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT WITH PULTE HOMES, INC.

MALAYAN BANKING BERHAD, NEW YORK BRANCH
By:	/s/ Fauzi Zulkifli
General Manager

SCHEDULE 1.1(a)

Lender	Commitment
JPMorgan Chase Bank, N.A.	$64,516,129.00
Bank of America, N.A.	112,903,225.81
Barclays Bank PLC	64,516,129.04
BNP Paribas	64,516,129.04
Calyon New York Branch	64,516,129.04
Citicorp North America, Inc.	64,516,129.04
Comerica Bank	64,516,129.04
Deutsche Bank Trust Company Americas	64,516,129.04
The Royal Bank of Scotland PLC	64,516,129.04
SunTrust Bank	64,516,129.04
UBS Loan Finance LLC	64,516,129.04
Wachovia Bank, National Association	64,516,129.04
Merrill Lynch Bank USA	48,387,096.77
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	35,483,870.97
Guaranty Bank	32,258,064.52
Lloyds TSB Bank PLC	32,258,064.52
Mizuho Corporate Bank, Ltd.	32,258,064.52
PNC Bank, National Association	32,258,064.52
Natixis	25,806,451.61
JPMorgan Chase Bank, N.A. *	25,806,451.61
Fifth Third Bank, a Michigan Banking Corporation	22,580,645.16
Regions Bank	22,580,645.16
City National Bank	16,129,032.26
Compass Bank	16,129,032.26
TD Bank, NA	12,903,225.81
Bank of Hawaii, a Hawaii corporation	9,677,419.36
California Bank & Trust, a California Banking Corporation	9,677,419.36
Malayan Banking Berhad, New York Branch	3,225,806.45
TOTAL	$1,200,000,000

*	JPMorgan Chase Bank, N.A. is the purchaser from the Federal Deposit Insurance Corporation as receiver for Washington Mutual Bank, formerly known as Washington Mutual Bank, F.A., of the Commitment formerly owned by Washington Mutual Bank

Exhibit A
CONSENT AND AGREEMENT OF GUARANTORS
     THIS CONSENT AND AGREEMENT OF GUARANTORS (“Consent”) is executed and delivered as of November ___, 2008, by the undersigned (the “Guarantors”), in favor of the “Lenders” under that certain Third Amended and Restated Credit Agreement dated as of June 20, 2007, among Pulte Homes, Inc., the Lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent. Such Third Amended and Restated Credit Agreement, as it has been and may be amended, modified or supplemented from time to time, is hereinafter referred to as the “Credit Agreement.” Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.
WITNESSETH:
     WHEREAS, the Guarantors have executed and delivered a Guaranty dated June 20, 2007 in favor of the Lenders under the Credit Agreement (the “Guaranty”); and
     WHEREAS, the Borrower, the Administrative Agent and the Required Lenders have entered into that certain Third Amendment to Third Amended and Restated Credit Agreement of even date herewith amending the Credit Agreement (the “Amendment”); and
     WHEREAS, it is a condition to the Amendment that the Guarantors shall have executed this Consent;
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby consent to the Amendment and agree that the Guaranty continues in full force and effect with respect to the undersigned Guarantors.
     The Guarantors hereby release and forever discharge the Lenders, Administrative Agent, Issuing Banks and each of their past, present and future parent corporations, subsidiaries, affiliates and divisions, and their past, present and future shareholders, directors, officers, employees, attorneys, agents, investigators, and insurers, and the heirs, administrators, executors, legal representatives, trustees, successors and assigns of each of the foregoing, of and from any and all claims of any kind or character whatsoever, whether now known or hereafter discovered, absolute or contingent, direct or indirect, arising out of any act, event or occurrence of any sort whatsoever occurring on or prior to the date of the Amendment; provided, however, that the Guarantors do not hereby release the obligations of the Lenders, Administrative Agent or any Issuing Bank under any of the Credit Documents (including the Amendment) arising on or after the date of the Amendment. The Guarantors shall forever refrain and forebear from commencing or prosecuting any lawsuit or other proceeding against the Lenders, Administrative Agent and Issuing Banks based upon, arising out of or connected with any of the claims released by this Consent.

     IN WITNESS WHEREOF, this Consent has been duly executed by the Guarantors as of the day and year first set forth above.
[Guarantors]